UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2013

HOPTO INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21683

Delaware	13-3899021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1901 S. Bascom Avenue
Suite 660
Campbell, CA 95008
(Address of principal executive offices, including zip code)

800-472-7466
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 11, 2013, hopTo Inc. (the "Company") entered into an Engagement Letter (the "Agreement"), with ipCreate, Inc. ("ipCreate"). John Cronin, Chairman and CEO of ipCreate, also serves on the Board of Directors of the Company; Michael Brochu, who also serves on the Board of Directors of the Company, provides consulting services to ipCreate for compensation. Pursuant to the Agreement, the Company has engaged ipCreate to assist the Company in the definition and execution of its intellectual property strategy. Pursuant to the Agreement, the Company will pay ipCreate $100,000 in total compensation.

        The Agreement is effective as of December 11, 2013, and will end upon completion of certain tasks specified in the Agreement, mutual written consent, or after written notice and a reasonable opportunity to cure, material uncured breach.

        The Agreement provides for customary confidentiality undertakings, limitations on ipCreate's total liability and indemnification provisions.

        The Company believes the terms of the Agreement are fair and reasonable to the Company and are at least as favorable to the Company as those that could be obtained on an arms' length basis. A copy of the Agreement is attached hereto as Exhibit 1.01 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Engagement Letter, dated November 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPTO INC.

Date: December 12, 2013	By:	/s/ Robert L. Dixon
Robert L. Dixon
Vice President of Finance, Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Engagement Letter